Exhibit 10.16

March 31, 2025

Lendbuzz, Inc.

Lendbuzz Funding LLC

100 Summer Street, Suite 3150

Boston, MA 02110

Attention: Mr. George Sclavos, CFO

Re:	Amendment to Committed Line of Credit

Ladies and Gentlemen:

We refer to that certain letter agreement governing the captioned Line of Credit among Lendbuzz, Inc., a corporation organized under the laws of Delaware (“Lendbuzz”), and Lendbuzz Funding LLC, a limited liability company organized under the laws of Delaware (“Lendbuzz Funding”), (Lendbuzz and Lendbuzz Funding, each a “Borrower” and, collectively, the “Borrowers”), and Bank Hapoalim B.M. (“Bank,” “we,” or “us”) dated March 31, 2023 (as amended, restated, supplemented or otherwise modified to date, the “Existing Letter Agreement”; unless otherwise defined herein, capitalized terms are used as defined in the Existing Letter Agreement) and that certain Line of Credit Note (Committed) dated as of March 31, 2023 (as amended, restated, supplemented or otherwise modified, the “Existing Note”) made by Borrowers in favor of Bank.

Borrowers have requested, and the Bank has agreed, (i) to amend the Existing Letter Agreement to increase the maximum amount available under the Line of Credit and extend the Maturity Date of the Line of Credit; and (ii) to waive a default under the Existing Letter Agreement, all on the terms and conditions set forth in this agreement (this “Amendment”).

NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendment of Loan Documents.

(a) Amendment of Section A.1.1 of the Existing Letter Agreement. Section A.1.1 of the Existing Letter Agreement is hereby amended and restated to read as follows:

“Bank hereby agrees to make available to Borrowers a committed line of credit (“Line of Credit”) under which Borrowers may request and Bank, subject to the terms and conditions contained herein, will make advances (“Advances”) to Borrowers from time to time up to the earlier to occur of (i) March 31, 2027, (ii) the acceleration of the maturity of the amounts due hereunder upon an Event of Default (as defined in Section B. below) (including the expiration of any applicable cure period) and (iii) the date the Borrowers elects in writing to terminate the Line of Credit; provided that on such date there are no Obligations outstanding and Borrowers have provided at least three (3) Business Days’ prior written notice to Bank (which notice may be conditioned on the occurrence of a specified transaction and revoked or delayed if such transaction does not occur or is delayed)(“Maturity Date”), in an aggregate amount not to exceed at any time the Maximum Line of Credit Amount, the proceeds of which shall be used for the purposes set forth in Section A.5.13 below. The “Maximum Line of Credit Amount” shall mean $75,000,000. The Maturity Date may be extended by the mutual agreement of Borrowers and Bank. Borrowers’ obligation to repay Advances under the Line of Credit shall be evidenced by a promissory note in form and content attached hereto as Exhibit A (“Note”), the terms of which are incorporated herein by this reference.”

(b) Amendment of Section A.6.3(a)(ii) of the Existing Letter Agreement. Section A.6.3(a)(ii) of the Existing Letter Agreement is hereby amended and restated to read as follows:

“ (ii) At all times, Borrowers shall maintain a cash balance in depository accounts with Bank an aggregate amount equal to or greater than $12,000,000. In addition, at all times, cash balance in depository accounts with Bank, combined with the unused availability under the Line of Credit will not be less than $20,000,000. With respect to this Section A.6.3(a)(ii) only, Borrowers shall have period of five (5) Business Days to cure any breach thereof.”

(c) Amendment of Section A.6.3(k) of the Existing Letter Agreement. Section A.6.3(k) of the Existing Letter Agreement is hereby amended and restated to read as follows:

“ (k) Change of Control. Neither Borrower shall permit any Change of Control in any Borrower. “Change of Control” shall mean any of the following events (whether in one or in a series of related transactions): (i) at any time prior to the issuance by either Borrower of securities in primary public offering pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (an “IPO”), any transaction or series of related transactions resulting in the sale or issuance of equity interests or any rights to equity interests of such Borrower (other than transfers to any person who is (A) as of the date hereof, an equity holder, or holder of rights to equity, of or in any Borrower, or any of their respective affiliates or (B) whether directly or indirectly, a wholly owned subsidiary of a Borrower) representing in the aggregate more than fifty percent (50%) of the issued and outstanding voting equity interests of any Borrower (or more than fifty percent (50%) of the voting power), on a fully-diluted basis; (ii) at any time after an IPO, the acquisition of any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act of 1943), of effective control (whether through legal or beneficial ownership of equity of a Borrower, by contract or otherwise), in excess of 25% or more of the aggregate voting power represented by the issued and outstanding equity of such Borrower; or (iii) the sale of all or substantially all the assets of any Borrower.

(d) Amendment of Schedule A.4.2(a) of the Existing Letter Agreement. Schedule A.4.2(a) of the Existing Letter Agreement (Pledged Limited Liability Company Interests) is hereby replaced in its entirety by Schedule A.4.2(a) attached to this Amendment.

(e) Amendment of Schedule A.5.12 of the Existing Letter Agreement. Schedule A.5.12 of the Existing Letter Agreement (Organizational Structure) is hereby replaced in its entirety by Schedule A.5.12 attached to this Amendment.

2. Waiver. Borrowers have violated that certain covenant in set forth in Section A.1.3 of the Existing Letter Agreement requiring them to maintain a zero balance under the Line of Credit for a period of at least twenty (20) consecutive days during each twelve (12) month period of the term of the Line of Credit (the “Clean-Up Covenant”). Subject to the terms and conditions set forth herein, Bank agrees to waive any Event of Default that would otherwise result solely from the violation of the Clean-Up Covenant, provided that Borrowers are in compliance with such Clean-Up Covenant on or before August 31, 2025. This waiver is a one-time waiver, effective only for the default specifically described herein, it does not suggest that the Bank will consent to or approve any other similar arrangements by Borrowers, and it shall not constitute a waiver or modification of any other provision of the Existing Letter Agreement or any other Loan Document. Any failure of Borrowers to be in compliance with the Clean-Up Covenant by August 31, 2025 shall constitute an Event of Default. Borrowers agree that they will hereafter comply fully with the provisions of Existing Letter Agreement and all other terms and provisions of the Loan Documents.

3.	Acknowledgements.

(a) Except as specifically amended herein, the Existing Letter Agreement shall remain in full force and effect in accordance with its terms. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Existing Letter Agreement or the other Loan Documents.

(b) All Collateral as set forth in the Existing Letter Agreement and any and all security and pledge agreements delivered in connection therewith, including, without limitation the Collateral set forth in the Pledge Agreement Amendment, is and shall continue to be collateral security for the obligations under the Existing Letter Agreement (as amended hereby) and the Amended and Restated Note (as defined below).

3. Representations. In order to induce Bank to enter into this Amendment, each Borrower hereby represents, warrants and agrees that: (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except for those representations and warranties given as of a specific date; (ii) no default or Event of Default, as defined in any Loan Document, has occurred and is continuing; (iii) it has full power, right and legal authority to execute, deliver and perform its obligations under this Amendment; and (iv) it has taken all action necessary to authorize the execution and delivery of, and the performance of its obligations under this Amendment.

4. Effectiveness. This Amendment shall become effective upon:

(i)	the execution of this Amendment by Borrowers and Bank;

(ii)	the execution of an Amended and Restated Line of Credit Note (Committed) by Borrowers (the “Amended and Restated Note”);

(iii)	the execution of a First Amendment to Pledge Agreement by Borrowers; and

(iv)

Borrowers’ payment to Bank of an amendment fee equal to 0.30% of the Maximum Line of Credit Amount, as amended by this Amendment (i.e., $225,000), which Borrowers hereby authorize Bank to deduct from any account maintained by Borrowers with Bank.

5.	Miscellaneous.

(a) This Amendment shall be governed and construed in accordance with the internal laws of the State of New York without reference to conflict of law principles.

(b) This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(c) The Loan Documents and all agreements, instruments and documents executed and delivered in connection therewith, shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

[No further text on this page; signatures follow.]

Please indicate your agreement and acceptance to the terms set forth above by signing and returning a copy of this Amendment to the undersigned.

Very truly yours,

BANK HAPOALIM B.M.

By:	/s/ Gal Defes
Name:	Gal Defes
Title:	FSVP

By:	/s/ Idan Schaul
Name:	Idan Schaul
Title:	VP

AGREED TO as of the date first written above:

LENDBUZZ INC.

By:	/s/ George Sclavos
Name:	George Sclavos
Title:	CFO

LENDBUZZ FUNDING LLC

By:	/s/ George Sclavos
Name:	George Sclavos
Title:	CFO

Schedule A.4.2(a)

Owned by Lendbuzz, Inc.:

Lendbuzz SPV IV, LLC, a Delaware limited liability company

Owned by Lendbuzz Funding LLC:

Lendbuzz Depositor LLC, a Delaware limited liability company

Lendbuzz SPV V, LLC, a Delaware limited liability company

Lendbuzz SPV VII, LLC, a Delaware limited liability company

Lendbuzz SPV VIII, LLC, a Delaware limited liability company

Lendbuzz SPV IX, a Delaware limited liability company

ScheduleA.5.12

ORGANIZATIONAL STRUCTURE